Exhibit 1.2

SUBSCRIPTION AGREEMENT

Beacon Power Corporation
65 Middlesex Road
Tyngsboro, Massachusetts 01879

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1. This Subscription Agreement, including the Terms and Conditions for Purchase of Units attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between Beacon Power Corporation, a Delaware corporation (the “Company”), and the Investor.

2. The Company has authorized the sale and issuance to the Investor of up to an aggregate of 8,700,000 units (the “Units”), each consisting of (i) one share (the “Share,” collectively the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), and (ii) one warrant (the “Warrant,” collectively the “Warrants”) to purchase one share of Common Stock, for a purchase price of $0.91 per Unit (the “Purchase Price”). The initial exercise price of the Warrant is $1.20 per whole share. The shares of Common Stock issuable upon the exercise of the Warrants are referred to herein as the “Warrant Shares.” The Warrant Shares, together with the Shares and the Warrants, are referred to herein as the “Securities”.

3. The offering and sale of the Units (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3 (including the Prospectus contained therein (the “Base Prospectus”), the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof, and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Securities and terms of the Offering that have been or will be filed with the Commission and has been or will be delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission on or prior to the time the Investor has executed this Agreement, other than the Prospectus Supplement which shall be filed with the Commission no later than two (2) days subsequent to the execution of this Agreement).

4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Units set forth below for the aggregate Purchase Price set forth below. The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agents (the “Placement Agents”) named in the Prospectus Supplement and that there is no minimum offering amount.

5. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a NASD member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Units, has acquired, or has obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

6. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated July 24, 2008, which is a part of the Company’s Registration Statement, and the documents incorporated by reference therein, and the Prospectus Supplement, dated the date hereof (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor may receive certain additional information regarding the Offering, (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including oral communications.

7. No offer by the Investor to buy Units will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

[Remainder of the page intentionally left blank.]

Number of Units: 8,700,000

Purchase Price Per Unit: $0.91

Aggregate Purchase Price: $7,917,000

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: October 9, 2008

INVESTOR

By:
Print Name:
Title:
Address:

Copies of notices etc. pursuant to Section 7 of the
Terms and Conditions For Purchase of Units:

Agreed and Acceptedas of October 9, 2008:

BEACON POWER CORPORATION

By:
Name:
Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF UNITS

1. Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units, which consist of the Shares and the Warrants.

2. Agreement to Sell and Purchase the Units; Placement Agent.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the “Signature Page”) for the aggregate Purchase Price therefor set forth on the Signature Page.

2.2 The Company may enter into agreements similar to this Agreement with other investors (the “Other Investors”) and expects to complete sales of the Units to them. (The Investor and the Other Investors are hereinafter referred to as the “Investors” and this Agreement and the agreements executed by the Other Investors are hereinafter collectively referred to as the “Agreements”). The Company may accept or reject any one or more Agreements in its sole discretion.

2.3 The Company has entered into a Placement Agent Agreement, dated October 9, 2008 (the “Placement Agreement”), with Merriman Curhan & Ford Co. and Kaufman Brothers, L.P. (the “Placement Agents”) that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. Investor acknowledges that the Company has agreed to pay the Placement Agents a fee (the “Placement Fee”) in respect of the sale of Units to the Investor. The Company further confirms that neither it nor any other Person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

2.4 The Company covenants and agrees to use its best efforts to keep the Registration Statement effective for as long as is needed to deliver freely tradable Warrant Shares.

3. Closings and Delivery of the Units and Funds.

3.1 Closing. The completion of the purchase and sale of the Units (the “Closing”) shall occur at a place and time (the “Closing Date”) and in the manner specified by the Company and the Placement Agents as provided in the Placement Agreement, and of which the Investor will be notified in advance by the Placement Agents, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.2 Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the Purchase Price for the Units being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

3.3 Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Units will be subject to the condition that the Placement Agents shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied.

3.4 Delivery of Funds and Units. The Investor will settle the Shares purchased by the Investor through DTC, and no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall (1) confirm that the account or accounts at the DTC Holder to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Units being purchased by the Investor, and (2) notify the DTC Holder of the account or accounts to be credited with the Units being purchased by the Investor. On the Closing Date, (i) the Company shall deliver the Units to the Investor through DTC directly to the account(s) at the DTC Holder identified by Investor and simultaneously therewith payment shall be made by the DTC Holder by wire transfer to the Company and (ii) Edwards Angell Palmer & Dodge LLP, counsel to the Company, shall deliver a legal opinion to the Investor in the form attached as Exhibit B hereto.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agents that:

4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in Units presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Units set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein. Other than the issuance of the Units as described in Section 1 of this Agreement, the Investor acknowledges that it has not received from the Company any information that the Company has advised the Investor that it deems to be material or non-public concerning the Company.

4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agents that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agents are not authorized to make and have not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Units, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4 The Investor understands that nothing in this Agreement, the Base Prospectus, the Prospectus Supplement or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

4.5 Since the date on which a Placement Agent first contacted the Investor about the Offering, the Investor has kept the Offering confidential and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). The Investor covenants that it will keep the Offering confidential and not engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5. Covenants.

5.1 Certain Definitions. For purposes of this Section 5, the following terms shall have the respective meanings set forth below:

“Approved Stock Plan” means any employee benefit plan that has been approved by the Board of Directors of the Company, including, without limitation, the Company’s deferred compensation arrangements, pursuant to which the Company's securities, including, without limitation, restricted stock or restricted stock units, may be issued to any employee, officer or director for services provided to the Company.

“Common Stock Equivalents” means, collectively, Options and Convertible Securities.

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

“Excluded Securities” means Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon exercise of the Warrants, (iii) upon conversion of any Options or Convertible Securities that are outstanding on the day immediately preceding the Closing Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof, and (iv) a transaction whose primary purpose is not to raise equity capital for the Company's general operations, such as in connection with any acquisition or merger by the Company of any business, assets or technologies, or with a strategic transaction by the Company which involves Company warrants or shares as part of a broader transaction or set of transactions, or with efforts to finance a particular project, or with loans from the state which may be supported by Company warrants.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

5.2 Company Lock-up. Until the two month anniversary of the Closing Date, the Company will not, without the consent of the Investor, (1) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”); provided that the foregoing shall not apply to any Subsequent Placement that does not have the right to have any of its securities registered for resale prior to the one year anniversary of the Closing Date or Excluded Securities; or (2) amend, modify or change the terms of any warrants to acquire Common Stock outstanding on the date hereof.

6. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor. The Placement Agents shall be third party beneficiaries with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

7. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

if to the Company, to :

Beacon Power Corporation
65 Middlesex Road
Tyngsboro, Massachusetts, 01879
Attention: James Spiezio
Facsimile: (978) 694-9127

with copies (for information purposes only) to :

Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199
Attention: Albert Sokol, Esq.
Facsimile: (617) 517-5576

If to the Investor :

At its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing, with copies (for informational purposes only) to the person(s) identified on the Signature Page hereto.

8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

11. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

13. Confirmation of Sale. The Investor acknowledges and agrees that the Investor’s receipt of the Company’s counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Units to the Investor.

14. Press Release. The Company and the Investor agree that the Company shall issue a press release announcing the material terms of the Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof. From and after the issuance of the press release referred to above, the Investor shall not be in possession of any material, nonpublic information received from the Company, its Subsidiary or any of their respective officers, directors, employees or agents, that is not disclosed in the press release. The Company shall not, and shall cause its Subsidiary and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, non public information regarding the Company or its Subsidiary from and after the issuance of the press release without the express written consent of the Investor.

15. Termination. In the event that the Placement Agreement is terminated by the Placement Agents pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

16. Expenses. The Company shall, by not later than five business days following the Closing Date (or at such later date as requested by Investor), reimburse Investor for all legal expenses incurred by Investor in connection with Investor's purchase of Units pursuant to this Agreement, up to a maximum reimbursement of $10,000.

EXHIBIT A

BEACON POWER CORPORATION INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

2.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

3.	The relationship between the Investor and the registered holder listed in response to item 1 above:

4.	The mailing address of the registered holder listed in response to item 1 above:

5.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

6.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

7.	DTC Participant Number:

8.	Name of Account at DTC Participant being credited with the Units:

9.	Account Number at DTC Participant being credited with the Units:

EXHIBIT B

MATTERS TO BE COVERED IN THE EDWARDS ANGELL PALMER & DODGE LLP LEGAL OPINION

2. The Company has been duly incorporated, and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company’s Subsidiaries of which we have notice have been duly incorporated or formed. Each of the Subsidiaries are validly existing either as a corporation in good standing under the laws of the Commonwealth of Massachusetts or as a limited liability company in good standing under the laws of the State of Delaware.

3. Each of the Company and its Subsidiaries are in good standing as a foreign corporation and are duly qualified to transaction business in every jurisdiction in which the Company or Subsidiary, as applicable, owns or leases properties or conducts business for which the failure to be so qualified would have a material adverse effect on the Company and Subsidiary, taken as a whole.

4. The Company has the corporate power and authority to enter into and perform its obligations under the Transaction Documents.

5. Each of the Offered Shares and the Offered Warrants have been duly authorized and, when issued and delivered by the Company pursuant to the Placement Agency Agreement against due payment of applicable consideration, will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Offered Warrants and the Warrant Shares, when issued and delivered upon valid exercise of the Offered Warrants and payment of the exercise price, will be validly issued, fully paid and nonassessable.

6. The issuance of the Offered Securities is not subject to any statutory preemptive right of any securityholder of the Company or other right known to such counsel to subscribe for or otherwise acquire the Offered Securities.

7. Except as set forth in or otherwise contemplated by the Registration Statement or the Prospectus, to the knowledge of such counsel, no person has the right to require the Company or its Subsidiary to register any securities for sale under the Securities Act of 1933, as amended (the “Act”), by reason of the filing of the Registration Statement with the Commission or by reason of the issuance and sale of the Offered Securities, except for rights which have been waived or satisfied.

8. The statements in the Prospectus under the captions “Description of Capital Stock” and “Description of Warrants,” insofar as they purport to constitute summaries of the terms of the Company’s charter or by-laws or Delaware statutes, rules and regulations thereunder, constitute accurate summaries of the terms of such documents, statutes, rules and regulations in all material respects.

9. The execution, delivery and performance of the Transaction Documents do not, and will not, result in any violation of the provisions of the charter or by-laws of the Company in effect on the date hereof. The Transaction Documents have been duly authorized, executed and delivered by the Company and each constitutes a valid and binding agreement of the Company, and is enforceable against the Company in accordance with the terms thereof.

10. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted, are pending or are threatened by the Commission.

11. The Registration Statement and Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, as the case may be, as of their respective effective or issue dates, or as of the dates they were filed with the Commission, or for any as have been amended then as of the dates of such amendments, as the case may be (other than the financial statements, other financial information and supporting schedules included therein or omitted therefrom, as to which we express no opinion), complied as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”) and the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

12. To our knowledge, there is not pending or threatened in writing any action, suit or proceeding, inquiry or investigation to which the Company or its Subsidiary is a party, or to which the property of the Company or its Subsidiary is subject, before or brought by any court or governmental agency or body that is of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus.

13. To the knowledge of such counsel, there are no franchises, contracts indentures, mortgages, loan agreements, notes, leases or other instruments known to such counsel of a character required to be described in the Registration Statement or the Prospectus, or to be filed as exhibits thereto, which are not described or filed as required.

14. No filing with, or authorization, approval, consent, license, order, registration or qualification of any domestic court or governmental agency or body of the State of New York, the Commonwealth of Massachusetts, the DGCL, or the federal government (other than under the Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of any jurisdiction in connection with the distribution of the Offered Securities by the Placement Agents or the purchase of the Offered Securities by the Investors in the manner contemplated in the Placement Agency Agreement and in the Prospectus or the by-laws and rules of FINRA, as to which we express no opinion) is required in connection with the due authorization, execution and delivery of the Transaction Documents or for the offering, issuance, sale or delivery of the Offered Securities.

15. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Offered Securities to the Investors), compliance by the Company with its obligations under the Placement Agency Agreement and in connection with the offering, and issuance and sale of the Offered Securities to the Investors do not and will not conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company or (ii) any statute, law, rule, regulation or any judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, which violation or default would, in the case of clause (ii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (14) (if any), have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

16. The Company is not, nor will be after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

While we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, or any supplements or amendments thereto, no facts have come to our attention which have caused us to believe that: (i) the Registration Statement or any amendments thereto, at the time the Registration Statement or any such amendments became effective or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that in each case that we are not expressing a belief as to the financial statements, including the notes and schedules thereto, or any other financial or accounting information, or the information regarding the Placement Agents or the method of distribution of the Offered Securities included in the Registration Statement or the Prospectus or any such amendments or supplements thereto).